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As filed with the Securities and Exchange Commission on June 5, 2008

Registration No. 333-151111
Registration No. 333-333-151111-01
Registration No. 333-333-151111-02
Registration No. 333-333-151111-03
Registration No. 333-333-151111-04

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITOL BANCORP LTD.	CAPITOL TRUST XII CAPITOL TRUST XIII CAPITOL TRUST XIV CAPITOL TRUST XV
(Exact name of registrant as specified in its charter)	(Exact name of each registrant as specified in its certificate of trust)

MICHIGAN	DELAWARE
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization of each registrant)
38-2761672	26-6391698 26-6391718 26-6391727 26-6391748
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

CAPITOL BANCORP CENTER 200 WASHINGTON SQUARE NORTH, FOURTH FLOOR LANSING, MICHIGAN 48933 (517) 487-6555	c/o CAPITOL BANCORP LTD. CAPITOL BANCORP CENTER 200 WASHINGTON SQUARE NORTH, FOURTH FLOOR LANSING, MICHIGAN 48933 (517) 487-6555
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

Cristin K. Reid, Esq.
Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933
(517) 487-6555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Phillip D. Torrence, Esq.
Miller, Canfield, Paddock and Stone, P.L.C.
277 South Rose Street, Suite 5000
Kalamazoo, Michigan 49007
(269) 383-5804

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, without par value, of Capitol Bancorp Ltd.	(1)	(1)(3)	(1)(3)	N/A

Warrants of Capitol Bancorp Ltd.	(1)(2)	(1)(3)	(1)(3)	N/A

Purchase Contracts of Capitol Bancorp Ltd.	(1)	(1)(3)	(1)(3)	N/A

Units of Capitol Bancorp Ltd.	(1)	(1)(3)	(1)(3)	N/A

Capital Securities of Capitol Trust XII, Capitol Trust XIII, Capitol Trust XIV and Capitol Trust XV	(1)	(1)(3)	(1)(3)	N/A

Capitol Bancorp Ltd. Guarantee of Capital Securities of Capitol Trust XII, Capitol Trust XIII, Capitol Trust XIV and Capitol Trust XV(2)	(1)(4)	(1)(3)	(1)(3)	N/A

Junior Subordinated Debentures of Capitol Bancorp Ltd.	(1)(5)	(1)(3)	(1)(3)	N/A

Total	(1) $150,000,000	(1)(3) 100%	(1)(3) $150,000,000	(6) $5,895.00

(1)
Pursuant to General Instruction II.D of Form S-3, such indeterminate number or principal amount of Common Stock, Purchase Contracts, Units, Warrants and Junior Subordinated Debentures of Capitol Bancorp Ltd., a Michigan corporation ("Capitol") and Capital Securities (the "Capital Securities") of Capitol Trust XII, Capitol Trust XIII, Capitol Trust XIV and Capitol Trust XV (separately each trust is also referred to as an "Issuer Trust" and together as the "Issuer Trusts") as shall have an aggregate initial offering price not to exceed $150,000,000 exclusive of accrued interest and dividends, if any. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
There is being registered hereunder an indeterminate principal amount of warrants representing rights to purchase Common Stock.

(3)
The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in a maximum aggregate offering price for all securities of $150,000,000. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

(4)
Capitol is also registering pursuant to this Registration Statement Capitol's Guarantees and other obligations that it may have with respect to Capital Securities issued by any of the Issuer Trusts. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate consideration will be received for any such Guarantee or any other such obligations.

(5)
Junior Subordinated Debentures of Capitol Bancorp Ltd. may be purchased by any of the Issuer Trusts with the proceeds of the sale of the Capital Securities of such Issuer Trust, together with the proceeds received from Capitol for the common securities to be issued by such Issuer Trust to Capitol. No separate consideration will be received for such Junior Subordinated Debentures. Such Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Capital Securities and common securities of the applicable Issuer Trust upon certain events described in the Trust Agreement of such Issuer Trust.

(6)
Previously paid.

         The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-115111) of Capitol Bancorp Ltd., Capitol Trust XII, Capitol Trust XIII, Capitol Trust XIV and Capitol Trust XV is being filed solely for the purpose of filing Exhibit 4(a) (Form of Indenture for junior subordinated debt securities relating to Capitol Trust XII), Exhibit 4(n) (Form of Amended and Restated Trust Agreement for Capitol Trust XII, Exhibit 4(r) (Form of Capital Securities Guarantee Agreement for Capitol Trust XII), Exhibit 25(a) (Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Property Trustee under Amended and Restated Trust Agreement of Capitol Trust XII), Exhibit 25(b) (Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Trustee under the Capital Securities Guarantee of Capitol with respect to the Capital Securities of Capitol Trust XII) and Exhibit 25(i) (Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Trustee under the junior subordinated debt indenture of Capitol Bancorp Ltd), and to amend the Exhibit Index to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following is a statement of the expenses (all of which are estimated other than the SEC registration fee) to be incurred by the Registrants in connection with the distribution of the securities registered under this registration statement:

Amount to be Paid
SEC registration fee	$5,895
Legal fees and expenses	200,000
Accounting fees and expenses	15,000
Printing fees	10,000
Trustee fees and expenses	12,000
Miscellaneous	25,000
Total	$267,895

Item 15.    Indemnification of Directors and Officers

Michigan Business Corporation Act

        Capitol is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

        The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

        The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. Capitol has obtained a policy of directors' and officers' liability insurance.

        The MBCA further permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. However, the MBCA does not eliminate or limit the liability of a director for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA; or (iv) an intentional criminal act. If a Michigan corporation adopts such a provision, then the Michigan corporation may indemnify its directors without a determination that they have met the applicable standards for indemnification set forth above, except, in the case of an action or suit by or in the right of the corporation, only against expenses reasonably incurred in the action. The foregoing does not apply if the director's actions fall into one of the exceptions to the limitation on personal liability discussed above, unless a court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances.

Capitol's Articles of Incorporation and Bylaws

        Capitol's articles of incorporation limit the personal liability of directors for a breach of their fiduciary duty except under the circumstances required to be excepted under Michigan law described above.

        Capitol's bylaws generally require Capitol to indemnify officers and directors to the fullest extent legally possible under the MBCA and provide that similar indemnification may be afforded employees and agents. In addition, the bylaws require Capitol to indemnify any person who, while serving as an officer or director of Capitol, is or was serving at the request of Capitol as a director, officer, partner, trustee, employee or agent of another entity to the same degree as the foregoing indemnification of directors and officers. Capitol's bylaws further provide for the advancement of litigation expenses under certain circumstances.

The Issuer Trusts

        Under the amended and restated trust agreement of each Issuer Trust, Capitol Bancorp Ltd. will agree to indemnify each of the trustees of the trust and any predecessor trustees, and to hold such trustees harmless, against any loss, damage, claims, liability, penalty or expense incurred without negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance of administration of such trust agreement, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under any applicable trust agreement or amended and restated trust agreement, forms of which are exhibits to our registration statement or will be filed as an exhibit to a Current Report on Form 8-K and incorporated into this registration statement by reference.

Insurance

        In addition, Capitol has purchased insurance policies that provide coverage for its directors and officers in certain situations where Capitol cannot directly indemnify such directors or officers.

        For the undertaking with respect to indemnification, see Item 17 below.

Item 16.    Exhibits

        See Exhibits Index, which is incorporated herein by reference.

Item 17.    Undertakings

  (a)
  Each of the undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (b)   That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (1)   Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (2)   Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

          (3)   The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

          (4)   Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

        (c)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Capitol Bancorp Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on June 5, 2008.

CAPITOL BANCORP LTD.
By:	/s/ JOSEPH D. REID
Name: JOSEPH D. REID Title: Chairman of the Board and Chief Executive Officer

 POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph D. Reid	Chairman of the Board and Chief Executive Officer, Director (Principal Executive Officer)	June 5, 2008
* Cristin K. Reid	Corporate President and Director (Principal Executive Officer)	June 5, 2008
* Lee W. Hendrickson	Chief Financial Officer (Principal Financial and Accounting Officer)	June 5, 2008
* David O'Leary	Secretary, Director	June 5, 2008
Paul R. Ballard	Director	June 5, 2008
* David L. Becker	Director	June 5, 2008
Douglas E. Crist	Director	June 5, 2008
* Michael J. Devine	Director	June 5, 2008
* James C. Epolito	Director	June 5, 2008
* Gary A. Falkenberg	Director	June 5, 2008
* Joel I. Ferguson	Director	June 5, 2008
* Kathleen A. Gaskin	Director	June 5, 2008

* H. Nicholas Genova	Director	June 5, 2008
* Michael F. Hannley	Director	June 5, 2008
* Richard A. Henderson	Director	June 5, 2008
* Lewis D. Johns	Director	June 5, 2008
Michael L. Kasten	Vice Chairman, Director	June 5, 2008
John S. Lewis	President of Bank Performance and Director	June 5, 2008
* Leonard Maas	Director	June 5, 2008
* Lyle W. Miller	Vice Chairman, Director	June 5, 2008
* Myrl D. Nofziger	Director	June 5, 2008
* Ronald K. Sable	Director	June 5, 2008
*By:	/s/ JOSEPH D. REID
Name:	Joseph D. Reid
Title:	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Capitol Trust XII, Capitol Trust XIII, Capitol Trust XIV and Capitol Trust XV each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by each of the undersigned, thereunto duly authorized, in the city of Lansing, State of Michigan, on June 5, 2008.

CAPITOL TRUST XII
By:	/s/ LEE W. HENDRICKSON
Name: LEE W. HENDRICKSON Title: Administrative Trustee
CAPITOL TRUST XIII
By:	/s/ LEE W. HENDRICKSON
Name: LEE W. HENDRICKSON Title: Administrative Trustee
CAPITOL TRUST XIV
By:	/s/ LEE W. HENDRICKSON
Name: LEE W. HENDRICKSON Title: Administrative Trustee
CAPITOL TRUST XV
By:	/s/ LEE W. HENDRICKSON
Name: LEE W. HENDRICKSON Title: Administrative Trustee

EXHIBITS INDEX

Exhibit	Description
1(a)	Form of Underwriting Agreement for common stock.*
1(b)	Form of Underwriting Agreement for warrants.*
1(c)	Form of Underwriting Agreement for securities of Capitol Trust XII.*
1(d)	Form of Underwriting Agreement for stock purchase contracts.*
1(e)	Form of Underwriting Agreement for units.*
3(a)	Articles of Incorporation (as amended) (incorporated by reference from Form S-18, Reg. No. 33-24728C, filed September 15, 1988 and Form 10-Q for the period ended June 30, 2005, filed July 29, 2005).
3(b)	Amended and Restated Bylaws dated February 1, 2007 (incorporated by reference from Exhibit 99.1 to Form 8-K filed on February 7, 2007).
4(a)	Form of Indenture for junior subordinated debt securities relating to Capitol Trust XII.†
4(b)	Form of Warrant Agreement, including the form of the Warrant Certificate.*
4(c)	Form of Stock Purchase Contract Agreement, including the form of the Security Certificate.*
4(d)	Form of Unit Agreement, including the form of the Unit Certificate.*
4(e)	Form of Pledge Agreement.*
4(f)	Certificate of Trust of Capitol Trust XII**
4(g)	Form of Trust Agreement for Capitol Trust XII**
4(h)	Certificate of Trust of Capitol Trust XIII**
4(i)	Form of Trust Agreement for Capitol Trust XIII**
4(j)	Certificate of Trust of Capitol Trust XIV**
4(k)	Form of Trust Agreement for Capitol Trust XIV**
4(l)	Certificate of Trust of Capitol Trust XV**
4(m)	Form of Trust Agreement for Capitol Trust XV**
4(n)	Form of Amended and Restated Trust Agreement for Capitol Trust XII†
4(o)	Form of Amended and Restated Trust Agreement for Capitol Trust XIII*
4(p)	Form of Amended and Restated Trust Agreement for Capitol Trust XIV*
4(q)	Form of Amended and Restated Trust Agreement for Capitol Trust XV*
4(r)	Form of Capital Securities Guarantee Agreement for Capitol Trust XII†
4(s)	Form of Capital Securities Guarantee Agreement for Capitol Trust XIII*
4(t)	Form of Capital Securities Guarantee Agreement for Capitol Trust XIV*
4(u)	Form of Capital Securities Guarantee Agreement for Capitol Trust XV*
5(a)	Opinion of Miller, Canfield, Paddock and Stone, P.L.C.**

E-1

5(b)	Opinion of Potter Anderson & Corroon LLP, with respect to the Issuer Trusts**
12	Statement regarding computation of ratios of earnings to fixed charges.**
23(a)	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.**
23(b)	Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 5(a)).
23(b)	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5(b)).
24	Power of Attorney.**
25(a)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Trustee under Amended and Restated Trust Agreement of Capitol Trust XII.†
25(b)
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Trustee under the Capital Securities Guarantee of Capitol with respect to the Capital Securities of Capitol Trust XII.†
25(c)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Trustee under Amended and Restated Trust Agreement of Capitol Trust XIII.*
25(d)
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Trustee under the Capital Securities Guarantee of Capitol with respect to the Capital Securities of Capitol Trust XIII.*
25(e)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Property Trustee under Amended and Restated Trust Agreement of Capitol Trust XIV.*
25(f)
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Property Trustee under the Capital Securities Guarantee of Capitol with respect to the Capital Securities of Capitol Trust XIV.*
25(g)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Property Trustee under Amended and Restated Trust Agreement of Capitol Trust XV.*
25(h)
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Trustee under the Capital Securities Guarantee of Capitol with respect to the Capital Securities of Capitol Trust XV.*
25(i)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Property Trustee under the junior subordinated debt indenture of Capitol Bancorp Ltd.†

**
Previously filed in Capitol Bancorp Ltd.'s Registration Statement of Form S-3, filed May 22, 2008 (File No. 333-151111), and incorporated herein by reference.

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

†
Filed herewith.

E-2

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
EXHIBITS INDEX